Exhibit 3.5

AMENDED AND RESTATED

BY-LAWS

OF

ADVANCED BIOHEALING, INC.

September 30, 2005

AMENDED AND RESTATED

BY-LAWS

OF

ADVANCED BIOHEALING, INC.

i

ii

AMENDED AND RESTATED

BY-LAWS

OF

ADVANCED BIOHEALING, INC.

ARTICLE I

FISCAL YEAR

The fiscal year of Advanced BioHealing, Inc. (the “Corporation”) shall be the twelve months ending on the last day of December.

ARTICLE II

STOCKHOLDERS

Section 1.	Annual Meeting.

The annual meeting of stockholders shall be held not later than thirteen (13) months after the latest of the organization of the Corporation, its last annual meeting or the last vote or action by written consent to elect directors in lieu of an annual meeting, at the date and hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2.	Special Meetings.

Special meetings of the stockholders may be called by the President, Secretary, a majority of the Directors acting by vote or by written instrument(s) signed by such a majority of them, or by stockholder(s) holding at least ten percent (10%) of the outstanding shares of the Corporation’s Common stock (calculated on a fully-diluted basis) acting by vote or by written instrument(s) signed by such stockholder(s).

Section 3.	Place of Meetings.

All meetings of stockholders shall be held at the principal office of the Corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting. The Board of Directors is authorized to determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication provided that (i) the Corporation shall implement reasonable measures to very that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or a proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or a proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 4.	Notices.

Notice of all meetings of stockholders shall be given as follows: A written notice, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notices shall be given by the Board of Directors, the President, Secretary or an Assistant Secretary, not less ten (10) days nor more than sixty (60) days before the meeting unless otherwise provided in Delaware General Corporation Law, to each stockholder entitled to vote thereat. If mailed, notice is given when deposited in the United Sates mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Without limiting the manner by which notice otherwise may be given effectively to stockholders and other then notices under sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent.

It shall be the responsibility of each stockholder to notify the Corporation of the post office address to which that stockholder wishes all communications by the Corporation addressed and delivered.

Whenever notice is required to be given under any provision of the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5.	Quorum.

Subject to quorum requirement for special actions under the law, at any meeting of stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing at least fifty percent (50%) of the shares of the Corporation then outstanding and entitled to vote. Any meeting may be adjourned from time to time by majority vote properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.

Section 6.	Voting and Proxies.

Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the Corporation, unless otherwise provided by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy dated not more than three (3) years unless the proxy provides for a longer period.

Proxies shall be filed with the Secretary or other person responsible for recording the proceedings before being voted at any meeting or any adjournment thereof.

A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, without limitation, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 7.	Action at Meeting.

When a quorum is present, the action of the stockholders on all matters, other than the election of directors, properly brought before such meeting shall be decided by the stockholders holding a majority of the stock present or represented by proxy and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation, these By-laws, or by any written agreement to which the Corporation and its stockholders are bound. Directors shall be elected by a plurality of the votes of the shares present in person, participating by telephone or other electronic means or communication permitted hereunder, or represented by proxy at the meeting and entitled to vote on the election of directors. No ballot shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 8.	Special Action.

Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or : by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram or other electronic transmission was it transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

Section 9.	Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

DIRECTORS

Section 1.	Powers.

The business of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Delaware General Corporation Law or in its Certificate of Incorporation.

The Board of Directors shall have the authority to fix the compensation of the members thereof.

Section 2.	Election.

The number of directors which shall constitute the whole board shall be not less than one nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders or by written consent in lieu of an annual meeting, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders,

Section 3.	Quorum.

At any meeting of the Directors a majority of the Directors shall constitute a quorum for the transaction of business.

Section 4.	Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 5.	Enlargement of the Board.

The number of directors which shall constitute the whole Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the directors by vote of all of Directors then in office. The stockholders may, by majority vote, overrule any such increase approved by the Directors.

Section 6.	Tenure.

Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-laws, a Director shall hold office until the earlier of his resignation, death, or removal. Any Director may resign by delivering his written resignation or by electronic transmission to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 7.	Removal.

Any Director or the entire Board may be removed from office with or without cause by vote of stockholders holding a majority of the shares entitled to vote in the election of Directors.

Section 8.	Regular Meetings.

Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed and scheduled by resolution of the Board. No notice need be given of regular meetings held at times and places so fixed and scheduled. If at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has been notified of the change in writing by the Secretary on seven (7) days notice.

Section 9.	Special Meetings.

Special meetings of the Directors may be called by the President or by the Treasurer or by any Director and shall be held at the place designated in the call thereof.

Section 10.	Notice of Special Meetings.

Notices of any special meeting of the Directors shall be given by the Secretary or any Assistant Secretary to each Director, by delivering to him, postage or delivery charges prepaid, and addressed to him at his address, electronic mail address, or facsimile number as registered on the books of the Corporation, at least forty-eight hours before the meeting, notice of such meeting. Such delivery may be made by hand, overnight courier, facsimile, electronic mail, or by regular mail, but if made by the latter shall not be effective unless placed in the mail at least five (5) days before the date of the meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of Secretary is vacant or the Secretary is absent from the principal office of the Corporation, or incapacitated, such notice may be given by the officer or Directors calling the meeting. Notice need not be given to any Director if a waiver of notice in writing, executed by him before or after the meeting, is filed with the records of the meeting or to any director who is present in person at the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a

Directors’ meeting need not specify the purposes of the meeting.

It shall be the responsibility of each director to notify the Corporation of the post office address to which that director wishes all communications by the Corporation addressed and delivered.

Section 11.	Action at Meeting.

At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of incorporation, or these By-laws.

Section 12.	Participation by Telephone at a Meeting.

Any Director or member of any committee designated by the Directors may participate in a meeting of the Directors of committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes, including without limitation, for purposes of Sections 3, 10, 11 and 14 of this Article.

Section 13.	Special Action.

Any action by the Directors or any Committee thereof may be taken without a meeting if all the members of the Board of Directors or the Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Director’s meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14.	Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified meeting at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise shall the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 15.	Chairperson.

The Directors may elect from their number a Chairperson of the Board who shall preside at all meetings of the Board of Directors and may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him by resolution of the Board of Directors.

ARTICLE IV

OFFICERS

Section 1.	Enumeration.

The officers of the Corporation shall be a President, a Treasurer, a Secretary and such Vice President, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

Section 2.	Election.

The President, Treasurer, and Secretary shall be elected by the Directors. Other officers may be chosen by the incorporator(s) at their initial meeting and by the Directors.

Section 3.	Qualification.

Any officer may, but need not be, a Director or a stockholder. Any two or more offices may held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

Section 4.	Tenure.

Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the officers shall hold office until the earliest of his resignation, death, or replacement, or the expiration of his term. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5.	Removal.

The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

Section 6.	President.

The President when present shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President shall from time to time report to the Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 7.	Vice Presidents.

In the absence or disability of the President or a vacancy in such office, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 8.	Treasurer.

The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Directors or, in the absence of such designation, in such depositories as he shall from time to time deem proper. He shall disburse the funds of the Corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 9.	Assistant Treasures.

In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 10.	Secretary.

The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and shall record as aforesaid all votes and proceedings of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstands stock certificates issued and stock transfers and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 11.	Assistant Secretaries.

In the absence or disability of the Secretary or in the event of a vacancy in such office, the Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as these By-laws may provide or as the Directors may from time to time designate. A Temporary Secretary designated by the person presiding shall perform the duties of the Secretary in the absence of the Secretary and Assistant Secretaries from any meeting of stockholders or Directors.

ARTICLE V

PROVISIONS RELATING TO CAPITAL STOCK

Section 1.	Unissued Stock

The Board of Directors shall have the authority upon majority vote to issue from time to time the whole or any part of any unissued balance of the authorized stock of the Corporation to such persons, for such consideration, whether cash, property, services or for a debt or note and on such terms as the Directors may from time to time determine without first offering the same for subscription to existing stockholders of the Corporation.

Section 2.	Certificates of Stock.

Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt Each certificate of stock shall be signed by (a) the President, a Vice President, or the Chief Executive Officer and (b) by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other then a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 3.	Transfer of Stock.

The stock of the Corporation shaft be transferable, so as to affect the rights of the Corporation, only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 4.	Equitable Interests Not Recognized.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the past of any other person except as may be otherwise expressly provided by law.

Section 5.	Lost or Destroyed Certificates.

The Directors of the Corporation may, subject to Delaware Corporation Law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

ARTICLE VI

STOCK IN OTHER CORPORATIONS

Except as the Directors may otherwise designate, the President or Treasurer may waive notice of and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders, or to act as director or officer of any other Corporation or organization, the securities of which may be held by this Corporation.

ARTICLE VII

INSPECTION OF RECORDS

Books, accounts, documents and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary or of its registered agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for any purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE VIII

CHECKS, NOTES, DRAFTS and OTHER INSTRUMENTS

Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same.

ARTICLE IX

SEAL

The seal of the Corporation shall be circular in form, bearing its name, the word “Delaware”, and the year of its incorporation. The Secretary or any Assistant Secretary may affix the seal (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

ARTICLE X

AMENDMENTS

These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. The Directors may also make, amend, or repeal these By-laws in whole or in part, except the respect to any Provision thereof which by law, the Certificate of Incorporation, or these By-laws requires action by with the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

ARTICLE XI

TRANSACTIONS WITH RELATED PARTIES

No contract or transaction between the Corporation and one or more of its Directors or Officers, or between a Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers, are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such Director’s or Officer’s vote are counted for such purpose if: (1) the material fact as to the Director’s or Officer’s relationship or interest and to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to the Director’s or Officer’s relationship or interest and to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board a Committee or the Shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE XII

INDEMNFICATION OF DIRECTORS, OFFICERS AND OTHERS

The Corporation shall, to the extent legally permissible, have power to indemnify, defend and hold harmless any person serving or who has served as a Director, officer, employee or agent of the Corporation in the manner prescribed by the Certificate of Incorporation, as amended and restated from time to time, of the Corporation.

The Corporation shall, to the extent permissible, have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this section.